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                                                                      EXHIBIT 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation by reference of our report dated February 12, 1997 on our audit of the consolidated financial statements and related financial statement schedule of U S WEST Communications, Inc., as of December 31, 1996 included in this Annual Report on Form 10-K, into U S WEST Communications, Inc.'s previously filed Registration Statement on Form S-3 (No. 33-62845)

/s/ ARTHUR ANDERSEN LLP

Denver, Colorado
March 27, 1997